SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 26, 2000
                                                 --------------------

                       RAMTRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Delaware
      (State of or other jurisdiction of incorporation or organization)

                                    0-17739
                          (Commission File Number)

                                84-0962308
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921 (719) 481-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5  -  OTHER EVENTS:

On January 26, 2000, Enhanced Memory Systems, Incorporated, a wholly owned subsidiary of Ramtron International Corporation entered into a non-exclusive, worldwide licensing agreement with Infineon Technologies AG. In consideration for the grant of the license, Infineon Technologies received 20% of the outstanding common stock of Enhanced Memory Systems, Incorporated. The term of the agreement is from January 26, 2000 until December 31, 2005 with optional two-year renewal periods thereafter. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The U.S. Court of Appeals for the Federal Circuit ruled on February 2, 2000 in favor of Ramtron International Corporation on one of five appeals in the on-going patent interferences between the Company and National Semiconductor Corporation. Further details are set forth in the press release issued by the Company on February 9, 2000, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

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ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Form Financial Information - Not Applicable
     (c)  Exhibits.  The following exhibits are furnished as part of this report:

               Exhibit        Description
               -------        -----------

               10.1* Agreement between Infineon Technologies AG and the Registrant, as amended, dated as of January 26, 2000.

               99.1           Press Release dated February 3, 2000.
               99.2           Press Release dated February 9, 2000.

* Confidential treatment has been granted or requested with respect to portions of this exhibit, and such portions have been replaced with "**". Such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
                                              ------------------------------
                                              LuAnn D. Hanson
                                              Acting CFO
Dated February 18, 2000

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